Exhibit 99.1

Harbin Electric Announces Full Exercise of Over-Allotment Option

Press Release
Source: Harbin Electric, Inc.
On Monday August 17, 2009, 12:30 pm EDT

Companies: Harbin Electric, Inc.

HARBIN, China, Aug. 17 /PRNewswire-Asia-FirstCall/ -- Harbin Electric, Inc. ("Harbin Electric" or the "Company", Nasdaq: HRBN), a leading developer and manufacturer of a wide array of electric motors in the People's Republic of China, today announced that it closed the sale of an additional 937,500 shares of common stock at the public offering price of $16.00 per share, pursuant to the over-allotment option exercised in full by the underwriter in connection with its public offering that closed on August 4, 2009.

The exercise of the over-allotment option brings the total number of shares sold by Harbin Electric in this public offering to 7,187,500 and the total gross proceeds to $115 million. The aggregate net proceeds received by the Company totaled approximately $107.5 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company.

The Company used part of the net proceeds from the sale of the securities to repay certain indebtedness. The Company intends to use the remainder of the net proceeds to fund product development and/or for working capital and general corporate purposes, including for potential acquisitions.

Roth Capital Partners, LLC acted as the sole underwriter for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement relating to this offering may be obtained from Roth Capital Partners, LLC, Attention: Equity Capital Markets, 24 Corporate Plaza Drive, Newport Beach, CA 92660, by telephone at (949) 720-7194, or via email at rothecm@roth.com ..

About Harbin Electric, Inc.

Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized and value-added products. Its major product lines include linear motors, automobile specialty micro-motors, and industrial rotary motors. The Company's products are purchased by a broad range of domestic and international customers, including those involved in oil services, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, petrochemical, as well as in the metallurgical and mining industries.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaborations with top scientific institutions. The Company owns numerous patents in China and has developed award-winning products for its customers. Through its U.S. and China-based subsidiaries, the Company operates three manufacturing facilities in China located in Harbin, Weihai, and Shanghai with a total of approximately 1,800 employees. Each of the three manufacturing facilities is dedicated to a specific product line and is equipped with state-of-the-art production equipment and quality control systems.

As China continues to grow its industrial base, Harbin Electric aspires to be a pioneer in leading the industrialization and technology transformation of the Chinese manufacturing sector. To learn more about Harbin Electric, visit http://www.harbinelectric.com ..

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the year ended December 31, 2008. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may, "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

    For investor and media inquiries, please contact:

    In China
     Harbin Electric, Inc.
     Tel:   +86-451-8611-6757
     Email: MainlandIR@Tech-full.com

    In the U.S.
     Christy Shue
     Harbin Electric, Inc.
     Executive VP, Finance & Investor Relations
     Tel:   +1-631-312-8612
     Email: cshue@HarbinElectric.com

    Kathy Li
     Christensen Investor Relations
     Tel:   +1-212-618-1987
     Email: kli@christensenir.com